Exhibit 4.1

FLOATING RATE GLOBAL MEDIUM-TERM NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF, THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

PRINCIPAL OR FACE AMOUNT
CUSIP No.	$

UNITED PARCEL SERVICE, INC.

UPS NOTES

(Floating Rate)

The following summary of terms is subject to the information set forth herein.

Original Issue Date:

Stated Maturity Date:

Initial Interest Rate: %

Interest Payment Period:

Interest Payment Dates:

Calculation Agent:

Interest Calculation:

☐ Regular Floating Rate Note

☐ Inverse Floating Rate Note:

Fixed Interest Rate:

☐ Floating Rate/Fixed Rate Note:

Fixed Interest Rate:

Fixed Rate Commencement Date:

☐ Other Floating Rate Note

(See attached)

Interest Rate Basis:

☐ CD Rate

☐ CMS Rate

☐ CMT Rate

☐ Commercial Paper Rate

☐ CPI Adjustment Rate

☐ Eleventh District Cost of Funds Rate

☐ EURIBOR

☐ Federal Funds Rate

☐ LIBOR

☐ Prime Rate

☐ Treasury Rate

☐ Other (see attached)

If LIBOR:

Designated LIBOR Page:

☐ LIBOR01

☐ LIBOR02

If CMT:

Designated CMT Maturity Index:

Year(s)

Designated CMT Reuters Page:

☐ FRBCMT

☐ FEDCMT

If FEDCMT:

☐ Week

☐ Month

Spread (+/-):

Spread Multiplier:

Index Maturity:

Index Currency:

Maximum Interest Rate:

Minimum Interest Rate:

Initial Interest Reset Date:

Interest Calculation Period:

Interest Reset Dates:

Interest Determination Date:

Day Count Convention:

☐ 30/360

☐ Actual/360

☐ Actual/Actual

Redemption:

Redemption Date(s):

Notice of Redemption:

Repayment:

Optional Repayment Date(s):

Repayment Price:

Survivor’s Option:

☐ Yes

☐ No

Original Issue Discount:

Total Amount of OID:

Yield to Maturity:

Initial Accrual Period:

Specified Currency:

Minimum Denominations:

Form of Note:

☐ Book-entry only

☐ Certificated

Addendum Attached:

☐ Yes

☐ No

Other Provisions:

UNITED PARCEL SERVICE, INC., a Delaware corporation (“Issuer” or the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of

DOLLARS, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest on the principal or face amount hereof as set forth above, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or duly made available for payment. Reference herein to “this Note,” “hereof,” “herein,” “as specified above” and comparable terms shall include an Addendum hereto if an Addendum is specified above.

The Company will pay interest monthly, quarterly, semi-annually, annually or such other period as specified above under “Interest Payment Period,” on each Interest Payment Date specified above, commencing on the first Interest Payment Date specified above next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date, Optional Repayment Date or the repayment date for the Survivor’s Option (if specified as so repayable at the option of the Holder on the face hereof or in an attached Addendum) (the date of each such Stated Maturity Date, Redemption Date, Optional Repayment Date, the repayment date for the Survivor’s Option and the date on which principal or an installment of principal is due and payable by declaration of acceleration or otherwise pursuant to the Indenture being referred to hereinafter as a “Maturity” with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date; and provided further, that if an Interest Payment Date (other than an Interest Payment Date at Maturity) would fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be the following day that is a Business Day (the “Following Business Day Convention”), except that in the case of a note as to which LIBOR or EURIBOR is an applicable Interest Rate Basis and such following Business Day falls in the next succeeding calendar month, the particular Interest Payment Date shall be the next preceding day that is a Business Day (the “Modified Following Business Day Convention”). Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the “Regular Record Date” shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note will accrue from and including the Original Issue Date specified above, at the rates determined from time to time as specified herein, until the principal hereof has been paid or made available for payment. If the Maturity falls on a day which is not a Business Day as defined below, the payment of principal, premium, if any, or interest due on such Maturity will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity and no interest shall accrue with respect to such payment for the period from and after such Maturity. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date; provided, that payment of interest due at maturity will be made to the person to whom payment of the principal of this Note will be made. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. “Special Record Date” means, in respect of Defaulted Interest, such date as shall be determined by the Company.

This Note will be denominated in U.S. dollars and payments of principal, premium and interest, if any, on this Note will be made in U.S. dollars or in such coin or currency of the United States as at the time of payment is legal tender for payments of public and private debts.

Payment of the principal of, premium, if any, and interest on this Note will be made at the Office or Agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that payment of principal (and premium, if any) shall be made only on presentment and surrender hereof.

Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York Trust Company, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized series of Securities (hereinafter called the “Securities”) of the Company designated as its Medium-Term Notes (the “Notes”). The Notes are issued and to be issued under an Indenture dated as of August 26, 2003 (herein called the “Indenture”) between the Company and The Bank of New York Trust Company, N.A. (as successor to Citibank, N.A.), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee (as defined below) and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Bank of New York Trust Company, N.A. shall act as Trustee with respect to the Notes (herein called the “Trustee,” which term includes any successor Trustee with respect to the Notes under the Indenture). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $500,000,000.

Except as otherwise provided in the Indenture, the Notes will be issued in global form only registered in the name of The Depository Trust Company (“DTC”) or its nominee. The Notes will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of the Notes shall be maintained in book entry form by DTC for the accounts of participating organizations of DTC (“DTC Participants”).

This Note is not subject to any sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

If no Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. If so provided above, this Note may be redeemed by the Company on any Redemption Date specified above in whole or part in increments of $1,000 (unless specified otherwise in an Addendum attached hereto, and provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below) together with accrued interest hereon at the applicable rate payable to the applicable Redemption Date upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

Unless otherwise specified in an Addendum attached hereto, the “Redemption Price” shall be 100% of the principal amount of this Note.

Unless otherwise specified in an Addendum attached hereto, this Note is not subject to repayment at the option of the Holder other than pursuant to the Survivor’s Option (as defined below). If this Note shall be repayable at the option of the Holder as specified in an attached Addendum hereto, unless otherwise specified in such Addendum, on any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (unless specified otherwise in an Addendum attached hereto, and provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at the applicable Repayment Price set forth on the face hereof, together with interest thereon payable to the date of repayment. If specified as repayable at the option of the Holder in such Addendum, for this Note to be repaid in whole or in part at the option of the Holder hereof, this Note and a statement that the option to elect repayment is being exercised thereby must be received by the Trustee at its Corporate Trust Office, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 45 nor less than 30 days prior to the related Optional Repayment Date or such other time as is specified in an Addendum attached hereto. Exercise of such repayment option by the Holder hereof shall be irrevocable.

If so specified on the face hereof, the holder of this Security shall have the option to elect repayment of this Security in the event of the death of the beneficial owner of this Security (the “Survivor’s Option”). The provisions of this section (“Survivor’s Option”) shall apply only if the Survivor’s Option is so specified on the face of this Security. If the Survivor’s Option is so specified, the Company shall, at its option, repay or purchase this Security (or portion thereof) properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased owner of the beneficial interest in this Security under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to the sum of 100% of the principal amount of this Security (or, if this is a zero-coupon Security, the amortized face amount of this Security on the date of such repayment), and accrued and unpaid interest, if any, to the date of such repayment, subject to the following limitations. The Survivor’s Option may not be exercised until twelve (12) months following the Original Issue Date. In addition, the Company may, in its sole discretion, limit the aggregate principal amount of Securities (or portions thereof) as to which exercises of the Survivor’s Option shall be accepted in any calendar year (the “Annual Put Limitation”) to the greater of one percent (1%) of the outstanding aggregate principal amount of Securities as of December 31 of the most recently completed year, or $1,000,000. The Company may limit to $200,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Securities (or portions thereof) as to which exercise of the Survivor’s Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in Securities with the Survivor’s Option (the “Individual Put Limitation”). The Company shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than $1,000, and in the event that the limitations described in the preceding sentence would result in the partial repayment of this Security, the principal amount of this Security remaining outstanding after repayment must be at least $1,000 (the minimum Authorized Denomination). Except as provided in the immediately succeeding paragraph, exercise of the Survivor’s Option shall be irrevocable.

Each Security with the Survivor’s Option (or portion thereof) that is tendered pursuant to a valid exercise of the Survivor’s Option shall be accepted promptly in the order all such Securities are tendered, except for any Security (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Securities (or portions thereof) that have been accepted pursuant to exercise of the Survivor’s Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to Securities (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein shall be accepted in the order all such Securities (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year. This Security (or any portion hereof) accepted for payment pursuant to exercise of the Survivor’s Option shall be repaid no later than the first January 15 or June 15 that occurs at least 20 calendar days after the date of such acceptance. If such date is not a Business Day, payment will be made on the next succeeding Business Day. This Security (or any portion hereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation shall be deemed to be tendered in the following calendar year in the order in which all Securities subject to the Survivor’s Option (or portions thereof) were originally tendered, unless any such Security (or portion thereof) is withdrawn by the Representative for the deceased owner prior to its repayment. Other than as described in the immediately preceding sentence, Securities delivered upon exercise of the Survivor’s Option may not be withdrawn. In the event that this Security (or any portion hereof) tendered for repayment pursuant to the valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first-class mail to the holder hereof at its last known address as indicated in the Register that states the reason this Security (or portion hereof) has not been accepted for payment.

Subject to the foregoing, in order for a Survivor’s Option to be validly exercised with respect to this Security (or portion hereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of The Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of this Security (or portion to be repaid hereof) to the Trustee, (iii) appropriate evidence satisfactory to the Trustee that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the owner of a beneficial interest in this Security at the time of death, (iv) if applicable, a properly executed assignment or endorsement, and (v) if the beneficial interest in this Security is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased’s ownership of a beneficial interest in this Security. Subject to the Company’s right hereunder to limit the principal amount of Securities as to which exercises of the Survivor’s Option shall be accepted in any one calendar year due to the Annual Put Limitation or the Individual Put Limitation, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

The death of a person owning this Security in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of this Security, and the entire principal amount of this Security so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning this Security by tenancy in common shall be deemed the death of a holder of this Security only with respect to the deceased holder’s interest in this Security so held by tenancy in common; except that in the event this Security is held by a husband and wife as tenants in common, the death of either shall be deemed the death of the holder of this Security, and the entire principal amount of this Security shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of this Security shall be deemed the death of the holder thereof for the purpose of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in this Security during his or her lifetime.

For so long as this Security is a Global Security, the Depositary or its nominee shall be the holder of this Security and shall be the only entity that can exercise the Survivor’s Option for the beneficial holders of this Security. To exercise the Survivor’s Option with respect to this Security, the Representative must provide to the broker or other entity through which the beneficial interest in this Security is held by the deceased owner (i) the documents described in clauses (i) and (iii) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

In the event of redemption or repayment of this Security or the exercise of the Survivor’s Option in part only, the principal amount of this Security shall be reduced.

The interest rate borne by this Note shall be determined as follows:

1. If this Note is designated as a Regular Floating Rate Note above, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

2. If this Note is designated as a Floating Rate/Fixed Rate Note above, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate; and (ii) unless specified above, the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to the Maturity shall be the Fixed Interest Rate, if such a rate is specified above, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

3. If this Note is designated as an Inverse Floating Rate Note above, then, except as described below, this Note will bear interest equal to the Fixed Interest Rate indicated above minus the rate determined by reference to the applicable Interest Rate Basis shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above; provided, however, that the interest rate hereon will not be less than zero percent, unless otherwise specified in an Addendum. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Rate Reset Date specified above; provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

4. Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached, the Note shall bear interest in accordance with the terms described in such Addendum. If interest on this Note is to be calculated in accordance with the terms of an attached Addendum, unless otherwise specified in such Addendum, commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Rate Reset Date specified above; provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

Except as provided above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined on the applicable Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding the most recent Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below.

If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall follow the Following Business Day Convention, except that in the case of a note as to which LIBOR or EURIBOR is an applicable Interest Rate Basis and the next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall follow the Modified Following Business Day Convention.

Unless otherwise specified above, interest payable on this Note on any Interest Payment Date shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or made available for payment (or from and including the Original Issue Date specified above, if no interest has been paid or made available for payment), to but excluding the related Interest Payment Date; provided, however, that the interest payments on Maturity will include interest accrued to but excluding such Maturity.

Unless specified otherwise in an Addendum attached hereto, this Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case from the period from the Original Issue Date to the date of Maturity, unless specified otherwise in an Addendum attached hereto. If this Note is calculated on an Actual/360 basis or an Actual/Actual basis (as specified above), accrued interest for each Interest Calculation Period, as defined below, will be calculated by multiplying:

(1)	the face amount of this Note by

(2)	the applicable interest rate and by

(3)	the actual number of days in the related Interest Calculation Period and dividing the resulting product by 360 or 365, as applicable; or with respect to an Actual/Actual basis Note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of:

•	the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366, and

•	the actual number of days in that portion of the related Interest Calculation Period falling in a non-leap year divided by 365.

If this Note is calculated on a 30/360 basis (as specified above), accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in such Interest Calculation Period. Unless otherwise specified above and/or in an Addendum attached hereto, if this Note accrues interest on a 30/360 basis, if any Interest Payment Date or the Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

As used herein, “Interest Calculation Period” means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the Original Issue Date in the case of the Initial Interest Reset Date), to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated, or the Maturity, as the case may be. Unless otherwise specified above, interest with respect to Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in the same manner as if only one of the applicable Interest Rate Bases applied.

Unless otherwise specified above and/or in an attached Addendum hereto, the “Interest Reset Date” for Notes that reset as follows will be: if daily, each Business Day; if weekly, the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week; if monthly, the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate Notes is an applicable Interest Rate Basis, which will reset on the first calendar day of the month; if quarterly, the third Wednesday of March, June, September and December of each year; if semiannually, the third Wednesday of the two months specified above and/or in an attached Addendum hereto; and if annually, the third Wednesday of the month specified above and/or in an attached Addendum hereto; provided, however, that, for Floating Rate/Fixed Rate Notes, the interest rate will not reset after the Fixed Rate Commencement Date.

Unless otherwise specified above, the “Interest Determination Date” with respect to the CD Rate and the Commercial Paper Rate will be the second Business Day preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the Prime Rate will be the Business Day immediately preceding the applicable Interest Reset Date; the “Interest

Determination Date” with respect to the CPI Adjustment Rate shall be the fifth business day preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the CMT Rate and the CMS Rate will be the second U.S. Government Securities Business Day immediately preceding the applicable Interest Reset Date; the “Interest Determination Date” for the Federal Funds Rate will be the applicable Interest Reset Date; the “Interest Determination Date” with respect to LIBOR shall be the second London Banking Day (as defined below) preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to EURIBOR shall be the second TARGET Business Day immediately preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the Eleventh District Cost of Funds Rate shall be the last Business Day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below); the “Interest Determination Date” with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday) or if no auction is held for a particular week, the first Business Day of that week; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; provided, further, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to such Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

Unless otherwise specified above, the “Calculation Date” pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be. All calculations on this Note shall be made by the Calculation Agent specified above or such successor thereto as is duly appointed by the Company.

Unless specified otherwise in the Addendum attached hereto, all percentages resulting from any calculation on this Note will be rounded to the nearest thousandth of a percentage point, with five one ten-thousandths of a percentage point rounded upwards (e.g., 9.8765% (or .098765) would be rounded to 9.877% (or .09877)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

As used herein, “Business Day” means:

1.	for Notes for which neither LIBOR, EURIBOR, CMT Rate nor the CMS Rate is an applicable Interest Rate Basis: any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”);

2.	for Notes for which LIBOR is an applicable Interest Rate Basis: a day that is both (x) a day on which commercial banks are open for business, including dealings in the designated Index Currency (as defined below), in London (a “London Banking Day”) and (y) a New York Business Day;

3.	for Notes for which the CMT Rate or the CMS Rate is an applicable Interest Rate Basis: any day except for a Saturday, Sunday or a day on which the Securities Industry and the Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities (a “U.S. Government Securities Business Day”); and

4.	for Notes for which EURIBOR is an applicable Interest Rate Basis: a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system is open (a “TARGET Business Day”).

“Index Currency” means the currency for which LIBOR will be calculated as specified above. If no currency is specified, the Index Currency will be U.S. dollars.

Determination of CD Rate. If an Interest Rate Basis for this Note is the CD Rate, as indicated above, the CD Rate shall be determined on the applicable Interest Determination Date (a “CD Rate Interest Determination Date”), as the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified above as published in H.15 (519) (as defined below) under the caption “CDs (secondary market)”, or, if such rate is not so published by 3:00

P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be the rate for negotiable United States dollar certificates of deposit of the Index Maturity specified above as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market”). If the rate in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on the applicable CD Rate Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable CD Rate Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposits with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate determined on the applicable CD Rate Interest Determination Date shall be the CD Rate in effect on such CD Rate Interest Determination Date.

“H.15(519)” means the weekly statistical release published by the Board of Governors of the Federal Reserve System and available on their website at www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), published by the Board of Governors of the Federal Reserve System and available on their website at www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

Determination of CMS Rate. If an Interest Rate Basis for this Note is the CMS Rate, the CMS rate shall be determined on the related Interest Determination Date (a “CMS Rate Interest Determination Date”) for U.S. dollar swaps having the Index Maturity specified above, expressed as a percentage, which appears on the Reuters Screen ISDAFIX3 Page as of 3:00 P.M., New York City time. If the rate referred to above is no longer displayed on the relevant page, then the CMS Rate for the applicable CMS Rate Interest Determination Date will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by the three leading primary United States government securities dealers in the City of New York (each, a “Reference Dealer”), which may include the purchasing agent and its affiliates selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest at approximately 11:00 A.M. New York City time, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the Index Maturity specified above commencing on the Interest Reset Date and in a principal amount that is representative for a single transaction in that market at that time, with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity of three months. If fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned in the preceding sentence, the CMS Rate will be the rate in effect on the applicable CMS Interest Determination Date.

Determination of CMT Rate. If an Interest Rate Basis for this Note is the CMT Rate, the CMT rate shall be determined on the related Interest Determination Date (a “CMT Rate Interest Determination Date”), as follows:

If “Reuters Page FRBCMT” is specified above, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Designated CMT Maturity Index specified above as published in H.15(519) opposite the caption “Treasury constant maturities”, as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service), on the CMT Rate Interest Determination Date.

The following procedures will be followed if the CMT Rate does not appear on the Reuters Page FRBCMT as described above:

(1) then the CMT Rate for the applicable CMT Rate Interest Determination Date will be the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Designated CMT Maturity Index and for the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury constant maturities”.

(2) If the rate referred to in clause (1) does not appear in H.15(519), the rate on the particular CMT Rate Interest Determination Date for the period of the particular Designated CMT Maturity Index as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519).

(3) If the rate referred to in clause (2) above is not so published, on the related Calculation Date, then the CMT Rate for the applicable CMT Rate Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity, based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable CMT Rate Interest Determination Date of the Reference Dealers which may include the Purchasing Agent and its affiliates, selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the United States Treasury securities with an original maturity equal to the particular Designated CMT Maturity Index, a remaining term to maturity no more than one year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in such securities in that market at that time.

(4) If three or four and not five of the Reference Dealers are quoting as referred to in clause (3) above, then the CMT Rate for the applicable CMT Rate Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the bid prices obtained and neither the highest nor lowest of the quotes will be eliminated.

(5) If the Calculation Agent cannot obtain three applicable quotations as referred to in clause (4) above, the CMT Rate for the applicable CMT Rate Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest for United States Treasury securities with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time.

(6) If three or four and not five of the Reference Dealers are quoting as referred to in clause (5) above, then the CMT Rate for the applicable CMT Rate Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the bid prices obtained and neither the highest nor lowest of the quotes will be eliminated.

(7) If fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned in clause (5) above, the CMT Rate will be the rate in effect on the applicable CMT Rate Interest Determination Date.

(8) If two United States Treasury securities with an original maturity greater than the Designated CMT Maturity Index have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotations for the United States Treasury securities with the shorter original remaining term to maturity will be used.

If “Reuters Page FEDCMT” is specified above, the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Designated CMT Maturity Index, as published in H.15(519) opposite the caption “Treasury constant maturities”, as the yield displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service), for the week or one-month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

The following procedures will be followed if the CMT Rate does not appear on Reuters Page FEDCMT as described above:

(1) then the CMT Rate for the applicable Interest Determination Date will be the percentage equal to the one-week or one-month, as applicable, average yield for United States Treasury securities at “constant maturity” having the particular Designated CMT Maturity Index for the week or the month, as applicable, preceding such CMT Rate Interest Determination Date as published in H.15(519) opposite the caption “Treasury constant maturities”.

(2) If the rate referred to in clause (1) does not appear in H.15(519), the one-week or one-month, as applicable, average yield for United States Treasury securities at “constant maturity” having the particular Designated CMT Maturity Index as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

(3) If the rate referred to in clause (2) above is not so published, on the related Calculation Date, then the CMT Rate for the applicable CMT Rate Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity, based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers, selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the United States Treasury securities with an original maturity equal to the particular Designated CMT Maturity Index, a remaining term to maturity no more than one year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in such securities in that market at that time.

(4) If three or four and not five of the Reference Dealers are quoting as referred to in clause (3) above, then the CMT Rate for the applicable CMT Rate Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the bid prices obtained and neither the highest nor lowest of the quotes will be eliminated.

(5) If the Calculation Agent cannot obtain three applicable Treasury Note quotations as referred to in clause (4) above, the CMT Rate for the applicable CMT Rate Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time.

(6) If three or four and not five of the Reference Dealers are quoting as referred to in clause (5) above, then the CMT Rate for the applicable Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the bid prices obtained and neither the highest nor lowest of the quotes will be eliminated.

(7) If fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned in clause (5) above, the CMT Rate will be the rate in effect on the applicable Interest Determination Date.

(8) If two United States Treasury securities with an original maturity greater than the Designated CMT Maturity Index have remaining terms to maturity equally close to the Designated CMT Maturity Index, quotations for the United States Treasury securities with the shorter original remaining term to maturity will be used.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified above with respect to which the CMT Rate will be calculated.

Determination of Commercial Paper Rate. If an Interest Rate Basis for this Note is the Commercial Paper Rate, as indicated above, the Commercial Paper Rate shall be determined on the applicable Interest Determination Date (a “Commercial Paper Rate Interest Determination Date”), as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified above as published in H.15 (519) under the heading “Commercial Paper - Nonfinancial”. If such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Commercial Paper Interest Determination Date of the rate for commercial paper having the Index Maturity specified above published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the caption “Commercial Paper—Nonfinancial”. If the rate in the preceding sentence is not published by 3:00 P.M., New York City time, on the related Calculation Date in either H.15 (519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in the City of New York, which may include the purchasing agent and its affiliates, selected by the Calculation Agent for commercial paper having the Index Maturity specified above placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized securities rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined on the applicable Commercial Paper Rate Interest Determination Date shall be the rate in effect on such Commercial Paper Rate Interest Determination Date.

“Money Market Yield” shall be a yield (expressed as a percentage rounded upwards to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market
Yield =	D x 360	x 100
360-(D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of CPI Adjustment Rate. If an interest rate basis for this note is the CPI Adjustment Rate, as indicated above, the CPI Adjustment Rate shall be determined on the applicable Interest Determination Date (a “CPI Adjustment Rate Interest Determination Date”) as the percentage obtained by deducting CPI(t-12) (defined below) from CPI(t) (defined below), and dividing the result by CPI(t-12). “CPI(t)” means the Index Level of the CPI reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the applicable CPI Adjustment Rate Interest Determination Date as the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (“CPI”) published in the calendar month immediately preceding the applicable Interest Determination Date by the Bureau of Labor Statistics of the U.S. Department of Labor (“BLS”) as the CPI for the second calendar month preceding the CPI Adjustment Rate Interest Determination Date. “CPI(t-12)” means the Index Level of CPI for the calendar month that is 12 calendar months prior to the calendar month of the Index Level of CPI used for purposes of CPI(t). If the CPI for the second calendar month preceding the applicable CPI Adjustment Rate Interest Determination Date is not reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the CPI Adjustment Rate Interest Determination Date, but has otherwise been published by the BLS, the Calculation Agent will determine the CPI as published by the BLS for such second calendar month preceding the applicable CPI Adjustment Rate Interest Determination Date using such other source as on its face, and after consultation with the Company, appears to accurately set forth the CPI, as published by the BLS.

In calculating CPI(t) and CPI(t-12) on the applicable CPI Adjustment Rate Interest Determination Date, the Calculation Agent will use the most recently available Index Level of the CPI for the applicable second month preceding the applicable CPI Adjustment

Rate Interest Determination Date, even if such Index Level has been adjusted from a prior reported value for the relevant month. However, if a value of CPI(t) or CPI(t-12) used by the Calculation Agent on any CPI Adjustment Rate Interest Determination Date to determine the interest rate on the Notes of this series (an “Initial CPI”) is subsequently revised by the BLS, the Calculation Agent will continue to use the Initial CPI, and the interest rate determined will not be revised. If the CPI is rebased to a different year or period, the base reference period for the purposes of calculations relating to the CPI Adjustment Rate will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published; or

If, while Floating Rate Notes bearing interest at the CPI Adjustment Rate are outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, the applicable substitute index for such Floating Rate Notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997), and the procedures described in above will be adapted by the Calculation Agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent.

If, while Floating Rate Notes bearing interest at the CPI Adjustment Rate are outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, and if at such time or thereafter no Inflation-Linked Treasuries are outstanding, at such time as no Inflation-Linked Treasuries are outstanding the applicable substitute index for such Floating Rate Notes will be determined by the Calculation Agent as directed by the Company in accordance with general market practice at the time, and the procedures described above will be adapted by the Calculation Agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent.

Determination of Eleventh District Cost of Funds Rate. If an Interest Rate Basis for this Note is the Eleventh District Cost of Funds Rate, as indicated above, the Eleventh District Cost of Funds Rate shall be determined on the applicable Interest Determination Date (an “Eleventh District Cost of Funds Rate Interest Determination Date”), and shall be the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Eleventh District Cost of Funds Rate Interest Determination Date falls as set forth under the caption “11th Dist COFI” on the display on Reuters or any successor service on Reuters Page COFI/ARMS or any other page as may replace the specified page on that service (“Reuters Page COFI/ARMS”) as of 11:00 a.m., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Reuters Page COFI/ARMS on the applicable Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding for the applicable Eleventh District Cost of Funds Rate Interest Determination Date; if the Federal Home Loan Bank of San Francisco fails to announce the Index on or before the applicable Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such applicable Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

Determination of EURIBOR. If an interest rate basis for this note is EURIBOR, as indicated above, EURIBOR shall be determined on the applicable Interest Determination Date (a “EURIBOR Interest Determination Date”) as the rate for deposits in euro as sponsored, calculated and published jointly by the European Banking Federation and ACI The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified above, commencing on the applicable EURIBOR Interest Determination Date, as that rate appears on Reuters on page EURIBOR01 or any other page as may replace such page on such services as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

The following procedure will be followed if EURIBOR cannot be determined as described above: EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-zone interbank market by the principal Euro-zone office of each of four major reference banks (which may include the Purchasing Agent or its Affiliates) in the Euro-zone interbank market, as selected by the Calculation Agent: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a principal amount not less than the equivalent of U.S. 1,000,000 in euros that is representative for a single transaction in euro in such market at such time. The Calculation Agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that Interest Determination Date, by four major banks (which may include the Purchasing Agent and its affiliates) in the Euro-zone selected by the Calculation Agent: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a principal amount not less than the equivalent of U.S. 1,000,000 in euros that is representative for a single transaction in euro in such market at such time.

If the banks selected by the Calculation Agent are not quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

“Euro-zone means the region comprised of member states of the European Union that have adopted the single currency in accordance with the Treaty on European Union signed at Maastricht on February 7, 1992.

Determination of Federal Funds Rate. If an Interest Rate Basis for this Note is the Federal Funds Rate, as indicated above, the Federal Funds Rate shall be determined on the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”), as the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 (519) under the heading “Federal Funds (Effective)” as displayed on Reuters or any successor service on Reuters Page FEDFUNDS1 or any other page as may replace the applicable page on that service (“Reuters Page FEDFUNDS1”) or, if such rate does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Federal Funds Rate Interest Determination Date will be the rate with respect to the applicable Federal Funds Rate Interest Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading “Federal Funds (Effective).” If the rate in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the purchasing agent and its affiliates, selected by the Calculation Agent prior to 9:00 A.M., New York City time on the business day following the Federal Funds Rate Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

Determination of LIBOR. If an Interest Rate Basis for this Note is LIBOR, as indicated above, LIBOR will be determined on the applicable Interest Determination Date (a “LIBOR Interest Determination Date”) as follows:

(1) the rate for deposits in the Index Currency for a period of the Index Maturity specified above, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date; or

(2) if no rate appears on the Designated LIBOR Page as specified in clause (1) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include the Purchasing Agent and its affiliates) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified above, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Index Currency in market at such time. If at least two such quotations are so provided , then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations;

(3) if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular LIBOR Interest Determination Date by three major banks (which may include the Purchasing Agent and its affiliates), in that Principal LIBOR Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the particular Index Maturity specified above and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time; or

(4) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (3), LIBOR in effect on the particular LIBOR Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate for the next Interest Calculation Period will be the Initial Interest Rate.

“Index Currency” means the currency specified above as to which LIBOR shall be calculated.

“Designated LIBOR Page” means the display on Reuters on page LIBOR01 or LIBOR02, as specified above or any other page as may replace such page on such service, for the purpose of displaying the London interbank rates of major banks (which may include the Purchasing Agent and its affiliates) for the Index Currency.

“Principal Financial Center” means (i) the capital city of the country issuing the Index Currency, or (ii) the capital city of the country to which the Index Currency, if applicable, relates, except, in each case, that with respect to the U.S. Dollars, Australian Dollars, Canadian Dollars, Euro, New Zealand Dollars, South African Rand and Swiss Francs, the “Principal Financial Center” shall be The City of New York.

Determination of Prime Rate. If an Interest Rate Basis for this Note is the Prime Rate, as indicated above, the Prime Rate shall be determined on the applicable Interest Determination Date (a “Prime Rate Interest Determination Date”) as the rate on such Prime Rate Interest Determination Date published in H.15(519) under the heading “Bank Prime Loan.” If such rate is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Prime Rate Interest Determination Date will be the rate on such Prime Rate Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank Prime Loan.” If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate for the applicable Prime Rate Interest Determination Date shall be the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by the banks that appear on the Reuters Screen US PRIME 1 Page (as defined below) as the particular bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date, so long as at least four rates appear on the page. If fewer than four rates described in the preceding sentence appear in Reuters Screen US PRIME 1 by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate for the applicable Prime Rate Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks, which may include the purchasing agent and its affiliates, in The City of New York selected by the Calculation Agent; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for the applicable Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

“Reuters Screen US PRIME1 Page” means the display designated as the “US PRIME 1” page on the Reuters Monitor Money Rates Service or such other page as may replace the US PRIME 1 page on that service or any successor service for the purpose of displaying prime rates or base lending rates of major United States banks.

Determination of Treasury Rate. If an Interest Rate Basis for this Note is the Treasury Rate, as specified above, the Treasury Rate shall be determined on the applicable Interest Determination Date (a “Treasury Rate Interest Determination Date”) as the rate from the auction held on the applicable Treasury Interest Rate Determination Date (“Auction”) of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified above under the caption “INVEST RATE” on the display on Reuters or any successor service on Reuters Page USAUCTION10 or any other page as may replace that page on that service (“Reuters Page USAUCTION10”) or Reuters Page USAUCTION11 or any other page that may replace that page on that service (“Reuters Page USAUCTION11”). If such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury. If the rate described in the preceding sentence is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified above published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.” If the rate described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Treasury Rate Interest Determination Date will be the rate on the applicable Treasury Rate Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.” If the rate described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Treasury Rate Interest Determination Date will be the rate on such Treasury Rate Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Treasury Rate Interest Determination Date, of three primary United States government securities dealers, which may include the purchasing agent and its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Any provision contained herein with respect to the determination of an Interest Rate Basis, the specification of Interest Rate Basis, calculation of the Interest Rate applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto and references herein to “this Note,” “hereof,” “herein,” “as specified above” or similar language of like import shall also be references to any such Addendum.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable in registered form without coupons in denominations of $1,000 and integral multiples thereof (unless specified otherwise in the Addendum attached hereto). As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

UNITED PARCEL SERVICE, INC.

By:

Attest:

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

By:	Dated:
Authorized Officer

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                   attorney to transfer said Security on the books of [    ] with full power of substitution in the premises.

Dated:

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.